As filed with the Securities and Exchange Commission on August 26, 2008
Registration No. 333-105866

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RURAL CELLULAR CORPORATION
(Exact Name of Registrant as specified in its Charter)

Minnesota	41-1693295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3905 Dakota Street S.W.,
P.O. Box 2000
Alexandria, Minnesota 56308
(320) 762-2000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Rural Cellular Corporation Employee Stock Purchase Plan
(Full title of the plan)

Margaret Feldman
Vice President, Business Development
Rural Cellular Corporation
3905 Dakota Street S.W.
P.O. Box 2000
Alexandria, Minnesota 56308
(320) 762-2000
(Name, address and telephone number, including area code, of agent for service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-105866) of Rural Cellular Corporation (“RCC”).
     RCC, Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless (“Verizon Wireless”), and AirTouch Cellular, a California corporation, have entered into an Agreement and Plan of Merger, dated as of July 29, 2007, pursuant to which, among other things, RCC has merged with and into Rhino Merger Sub Corporation, a Minnesota corporation and wholly-owned subsidiary of Verizon Wireless (the “Merger”). The Merger was consummated on August 7, 2008.
     In connection with the Merger, RCC hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alexandria, State of Minnesota, on August 26, 2008.

RURAL CELLULAR CORPORATION
By:	/s/ Margaret Feldman
Margaret Feldman
Vice President, Business Development

DATE:  August 26, 2008

3